2024 Investor Day February 28 | NYC Exhibit 99.1

Welcome & Opening Remarks COLLIN MINGS VP, Capital Markets & Strategic Planning 2RYN 2024 INVESTOR DAY |

3RYN 2024 INVESTOR DAY | Forward-Looking Statements – Certain statements in this presentation regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and world events, including the war in Ukraine and heightened tensions in the Middle East; business disruptions arising from public health crises and outbreaks of communicable diseases; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products; interest rate and currency movements; our capacity to incur additional debt; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment; the cyclical nature of the real estate business generally; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, which also may be affected by changes in law, policy and political factors beyond our control; unexpected delays in the entry into or closing of real estate transactions; changes in environmental laws and regulations that may restrict or adversely impact our ability to sell or develop properties; the timing of construction and availability of public infrastructure; and the availability and cost of financing for real estate development and mortgage loans. For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Forms 10-K and 10-Q and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC. Non-GAAP Financial and Net Debt Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier has presented forward-looking statements regarding “Adjusted EBITDA,” which is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating loss (income) attributable to noncontrolling interests in Timber Funds, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, the gain on investment in Timber Funds, Fund II Timberland Dispositions, costs related to shareholder litigation, gain on foreign currency derivatives, gain associated with the multi-family apartment sale attributable to NCI, internal review and restatement costs, net income from discontinued operations and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results. Rayonier is unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on Rayonier’s future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company’s actual results and preliminary financial data set forth above may be material. Forward-Looking Statements

4RYN 2024 INVESTOR DAY | Today’s Agenda 9:00 am Welcome & Opening Remarks Collin Mings VP, Capital Markets & Strategic Planning Strong Foundation for the Future Dave Nunes CEO Embarking on a New Era of Growth Mark McHugh President & CFO; Incoming CEO Driving Increased Optionality through Land-Based Solutions Doug Long EVP, Chief Resource Officer Scaling Our Real Estate Development Platform Chris Corr SVP, Real Estate Development and President, Raydient Q&A Session 10:40 am Break 10:50 am Excellence in Core Timber Business Doug Long EVP, Chief Resource Officer Creating Value through Active Portfolio Management Rhett Rogers SVP, Portfolio Management Committed to Prudent Financial Management April Tice VP, Chief Accounting Officer; Incoming CFO Closing Remarks Mark McHugh President & CFO; Incoming CEO 11:40 am Q&A Session 9:00 a : a 10:55 a 5

Strong Foundation for the Future DAVE NUNES CEO 5RYN 2024 INVESTOR DAY |

Assembled a Post-Spin Leadership Team Leveraged Our Pure-Play Timber REIT Model Actively Managed Our Portfolio Launched Real Estate Development Business Built a Strong and Cohesive Culture Developed a Thoughtful Succession Plan Rayonier is Well-Positioned to Create Long-Term Value 6RYN 2024 INVESTOR DAY | Strong Foundation for the Future

7RYN 2024 INVESTOR DAY | Experienced Board Supportive of Our Long-Term Vision 70% 60% 50% 50% 30% 30% Key Skills Represented Board Attributes 64 Years Average Age 7.5 Years Average Tenure 90% Independence 60% Diversity (Gender, Race, and National Origin) Dod Fraser Chairman President, Sackett Partners Joined: 2014 Dave Nunes CEO, Rayonier 2014 Keith Bass CEO, Mattamy Homes US 2017 Gregg Gonsalves Advisory Partner, Integrated Capital 2022 Scott Jones Former President, Forest Capital Partners 2014 Ann Nelson Former Partner, KPMG 2020 Matthew Rivers Forestry Advisor, Drax 2021 V. Larkin Martin Managing Partner, Martin Farm & VP, Albemarle 2007 Meridee Moore Chief Investment Officer, Watershed Asset Management 2021 Andrew Wiltshire Managing Partner, Folium Capital 2015 Public Company C-Suite/Board Agriculture Supply Chain Real Estate REIT Timber/Forestry Industry

8RYN 2024 INVESTOR DAY | Dave Nunes CEO Joined: 2014 Mark McHugh President & CFO; Incoming CEO 2014 Doug Long EVP & Chief Resource Officer 1995 April Tice VP, Chief Accounting Officer; Incoming CFO 2010 Chris Corr SVP, Real Estate Development 2013 200+ Years Industry Experience 150+ Years Rayonier Tenure Strong Leadership Attributes • Industry expertise and experience • Strategic acumen • Accountability • Transparency Rhett Rogers SVP, Portfolio Management 2001 Brendan Slui SVP, Forest Resources 1999 Vernon Hiott SVP, Land Resources & Business Development 2006 Shelby Pyatt SVP, HR & IT 2003 Mark Bridwell SVP, General Counsel & Corporate Secretary 2006 Today’s Presenter Experienced Management Team with Proven Track Record

Embarking on a New Era of Growth MARK McHUGH President & CFO; Incoming CEO 9RYN 2024 INVESTOR DAY |

10RYN 2024 INVESTOR DAY | Today’s Key Messages Low carbon transition is driving transformative value creation opportunities for our timberland assets 1 Real estate development platform is well-positioned to accelerate value realization 2 Organization and culture is well-aligned with our ambitious plans for the future 4 Core timber and Higher & Better Use (HBU) businesses remain best-in-class and poised for stable growth 3

1 Acres as of 12/31/23. 2 Non-GAAP measure (see Appendix for definitions and RYN reconciliations). Rayonier is a Leading Timberland Real Estate Investment Trust 11RYN 2024 INVESTOR DAY | Rayonier Today (NYSE: RYN) Business Segments Adj. EBITDA2 Mix by Segment 1926 Founded ~440 Employees ~11M Tons Sustainable Yield ~2.7M Total Acres1 $1,056.9M FY23 Sales $296.5M FY23 Adj. EBITDA2 $163.9M FY23 CAD2 Key Stats Wildlight, FL Headquarters 47% 8% 15% 30% $296.5M 2023 Southern Timber Pacific Northwest (PNW) Timber New Zealand (NZ) Timber Real Estate Trading 70% Timber Segments

Rayonier is Well-Positioned to Capitalize on Key Trends Reshaping the Industry 12RYN 2024 INVESTOR DAY | Low-Carbon Economy Transition Strong Housing Fundamentals GLOBAL MEGATREND U.S.-CENTRIC TREND Land-Based Solutions Timber and Real Estate Key Trends Driving Increased Demand for Land and Timber Growing Demand for Land and Timber Growing Need for Decarbonization Solutions Growing Use of Renewable Wood-Based Products Undersupplied U.S. Housing Market Favorable Demographic and Migration Patterns

1 Includes recreation and other licenses, easements, minor forest products, etc. High-Value Growth Opportunities Emerging from Our Timberland Assets 13RYN 2024 INVESTOR DAY | Evolution from a Timber Company to a Land Resources Company Growth BusinessCore Business Timber Segments Timber Harvesting Non-Timber Revenue1 Land-Based Solutions Real Estate / HBU Segment Non-Strategic Rural HBU Real Estate Development

$0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 Core Timberlands Rural HBU CCS Lease Solar Lease Unimproved Development Improved Development Core Business Land-Based Solutions Real Estate Development 14RYN 2024 INVESTOR DAY | V a lu e p e r A c re P o te n ti a l Up to 10x Value Relentless Focus on Optimizing and Unlocking Value from Our 2.7M Acre Land Portfolio Significant Value Creation Potential from Optimizing Land-Use Up to 5x Value – Up to 15x Value Up to ~5-10x Timber Value Creation Potential from Land-Based Solutions Up to ~10-15x Timber Value Creation Potential from Real Estate Development 1 1 Illustrative U.S. South value per acre.

A New Vision to Inspire Our New Ambitions

Our Vision

To realize the full potential of our land resources in meeting the needs of society.

PATHWAY TO REALIZING OUR VISION

Grow
Renewable Forest Products

Deliver
Innovative Land-Based Solutions

Create
Inspirational Places

Rayonier

RYN 2024 INVESTOR DAY | 15

16RYN 2024 INVESTOR DAY | How We Will Win – Our Portfolio Advantages Best-in-Class Timberland Portfolio • 100% of timberlands located in core softwood producing regions • 71% of U.S. South timberlands located in top quartile markets Differentiated Real Estate Platform • Real estate platform with proven track record of optimizing HBU values • Significant growth in high-value development opportunities Transformative Growth in Land- Based Solutions • Burgeoning opportunities to provide land-based decarbonization solutions • Uniquely positioned to capture growth in solar and CCS

Note: Acres and Sustainable Yields as of 12/31/2023. 17RYN 2024 INVESTOR DAY | Highly Productive, Geographically Diversified Timberlands Generating Industry-Leading Returns through Sustainable Management of Our Forests NEW ZEALAND Acreage: 421K Acres Sustainable Yield: 2.4-2.7M Tons PACIFIC NORTHWEST Acreage: 418K Acres Sustainable Yield: 1.25-1.45M Tons 412 6 U.S. SOUTH Acreage: 1.85M Acres Sustainable Yield: 6.8-7.2M Tons 91 282 2 147 255 662 16 397

1 Source: Rayonier analysis using Whitestar Explorer data. 2 Non-GAAP measure (see Appendix for definitions and RYN reconciliations). 3 Source: National Council of Real Estate Investment Fiduciaries (NCREIF). U.S. South Timberland Holdings Concentrated in Strongest Markets with Superior Cash Flow Generation 18RYN 2024 INVESTOR DAY | Concentrated in Attractive U.S. South Markets Rayonier Acreage Mix 69% 31% U.S. South PNW/NZ 71% 25% Rayonier Public Peer Average U.S. South Acreage in Top Quartile Markets Superior EBITDA2 per Acre Generation $66 $61 $68 $84 $83 $51 $45 $54 $55 $61 2019 2020 2021 2022 2023 Rayonier NCREIF South 3 1

Proven Real Estate Platform with Development Capabilities

← Core Business → ← Growth Business →


Non-Strategic

Sale of non-strategic timberland assets

Little to no premium above timberland hold value

Limited volume due to strength of portfolio


Rural

Creating value through rural places & properties

Limited to no investment to capture premium well above timberland value

On average, 1% to 2% of Southern land base annually


Unimproved
Development

Creating value through properties with development rights

Minor investments to catalyze demand and create optionality in select markets

Low volume and very lumpy sales pipeline due to lengthy process


Improved
Development

Creating value through developed land parcels

Investment in horizontal infrastructure and amenities in very select markets with scale

Growing sales pipeline in Wildlight & Heartwood

← *Lower* **PREMIUM VALUE** *Higher* →

Creating and Capturing Significant Premiums to Timberland Values

Rayonier

RYN 2024 INVESTOR DAY | 19

1 Excludes Large Dispositions, Improved Development, Conservation Easements, and New Zealand land sales. 2 Rayonier analysis using NCREIF data. 3 Excludes New Zealand land sales. HBU Premiums Have Increased and Sales Mix is Shifting to Higher-Value Development Sales 20RYN 2024 INVESTOR DAY | Executing Real Estate Strategy to Optimize HBU Value 15% 85% 44% 56% 2015-2017 2021-2023 Real Estate Segment Sales Mix3 Rural / Other Development Average HBU1 Price per Acre / Premium to NCREIF2 $2,763 $4,084 55% 104% 2015-2017 2021-2023 Rayonier Price per Acre Premium to NCREIF

High-Value Real Estate Development Pipeline

	Total Acres
Development Potential	**~121K**
Entitled / In-Planning	~50K
Longer-Term Pipeline	~71K



2%
30%
68%
Florida
Georgia
Washington



HILTON HEAD
SAVANNAH
Savannah International Airport
HEARTWOOD
BRUNSWICK
ATLANTIC OCEAN
ST MARYS
WILDLIGHT
AMELIA ISLAND
GEORGIA
FLORIDA
Jacksonville International Airport
JACKSONVILLE
PONTE VEDRA BEACH
ST AUGUSTINE
GAINESVILLE
Rayonier Ownership
10 - Mile Radius
20 - Mile Radius

Continued focus on **high-growth population centers**

Areas with **large contiguous landholdings**

Strong local **community relationships**

Community-centric **master planning approach**

Unlocking Value of Development Portfolio with an Emphasis in Northeast Florida and Southeast Georgia

Rayonier
RYN 2024 INVESTOR DAY | 21

Source: McKinsey, ‘A blueprint for scaling voluntary carbon markets to meet the climate challenge’ (2021).1 While emissions fell by a quarter at the peak of COVID-related lockdowns, daily emissions have rebounded to be only 5% lower than 2019 levels. Scenarios to 2050 still remain the same. From Nature: Forster et al., ‘Current and future global climate impacts resulting from COVID-19’ (2020). 2 Business-as-usual emissions. 3 570GT of cumulative CO2 emissions from 2018 onwards offers a 66% chance of a 1.5°C increase in global mean surface temperature (GMST). 4 Source: Net Zero Tracker. Path to a Net Zero Economy Will Require Significant Growth in Land-Based Decarbonization Solutions 22RYN 2024 INVESTOR DAY | Net Zero Transition Driving Demand for Land-Based Solutions Global CO2 Emissions – Path to Net Zero Global Net Zero Commitments Cover4 >75% of All Countries >50% of ~2,000 Largest Companies ~88% of Global CO2 Emissions Driving Investment in Decarbonization (2020-2030 Projected Growth) Solar CCS VCM 7x Growth in U.S. Utility Solar Capacity 11x Growth in U.S. CCS Demand (Mtpa) 6x Growth in Voluntary Carbon Market Credit Issuance Net Zero Emissions by 2050 (GtCO2 per Year) -10 – 50 40 30 20 10 2020 2030 2040 2050 570 GtCO2 Cumulative Carbon Budget2 McKinsey GEP 2021 Reference Emissions Required for 1.5ºC Pathway Negative Emissions Required for 1.5ºC Pathway3 Business-as-Usual Emissions1

Rayonier's Land-Based Solutions Focus Areas

Alternative / Additional Land Use			Carbon Markets		Fiber for Bioenergy / Biofuel	
Solar	CCS	Wind Farms	Voluntary (U.S.)	Compliance (NZ)	BECCS	Sustainable Aviation Fuel (SAF)
Highest potential near-term opportunities within solar and CCS			Significant value generated from NZUs[1], but voluntary markets still evolving; limited activity to date due to unfavorable economics		Long-term opportunities are promising, but limited near-term potential due to long lead time for capital deployment and evolving technologies	
Near-Term Focus Areas			***Longer-Term Exploratory Opportunities***			

Solar and CCS Represent Most Compelling Near- to Medium-Term Opportunities

Rayonier

[1] NZU reflects 1 tonne of carbon dioxide in the New Zealand Emissions Trading Scheme.

RYN 2024 INVESTOR DAY | 23

1 Lawrence Berkeley National Laboratory Utility-Scale Solar 2023 Edition, EIA Annual Energy Outlook 2023, Wood Mackenzie/SEIA US Solar Market Insight® Q3 2023, and Rayonier Analysis. 2 Source: Rystad Energy. 3 Estimated year-end acres under agreement. Pipeline of Solar Option and CCS Lease Opportunities Have Expanded Significantly 24RYN 2024 INVESTOR DAY | Well-Positioned to Capture Solar and CCS Growth Projected U.S. CCUS Demand (Mtpa)2Projected U.S. Utility Solar Capacity (GW)1 Key Takeaways • Average of ~40 GW of annual utility-scale solar installations projected over the next decade • Implies annual land need of ~275k acres 46 60 71 90 113 142 174 210 250 294 342 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 RYN Solar Options (Acres) 7K 2021 2024E Key Takeaways • U.S. CCS demand projected to reach 239 Mtpa by 2030 • Implies total land (i.e., pore space) need of 1M+ acres RYN CCS Leases (Acres) – 2021 2024E 3 3 70K+50K+ 22 22 22 22 24 30 80 141 167 218 239 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030

25RYN 2024 INVESTOR DAY | How We Will Win – Our Organizational Advantages Pure-Play Timber REIT • Pure-play timber REIT structure provides enhanced optionality • No exposure to volatile wood products manufacturing operations Nimble Capital Allocation Approach • Nimble capital allocation strategy to build long-term value per share • Executing on initiatives to enhance shareholder value Organization Aligned with Strategy • Strong ESG profile and commitment to sustainability • “One Rayonier” culture and collaboration drives value creation

Rayonier is the Only “Pure Play” Timber REIT

Benefits of Pure-Play Structure

- **Lower Cash Flow Volatility**
- **Greater Optionality and Operational Flexibility**
- **Greater Upside Potential from Land-Based Solutions**



100%
Land-Based
26%
Rayonier
5-Year
Avg. EBITDA[1]
Composition
74%
38%
Land-Based
27%
Peer Group
5-Year
Avg. EBITDA
Composition[2]
62%
11%
Timber Segments
Real Estate
Manufacturing / Other

100% of EBITDA Generation from Land-Based Operations Versus <40% for Peer Group Over Last Five Years

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations). [2] Note: Timberland REIT Peer Group comprised of WY and PCH. Figures reflect aggregate Timberland REIT Peer Group EBITDA for 2019-2023, excluding corporate expenses. Other includes manufacturing and other reported segments.

Rayonier RYN 2024 INVESTOR DAY | 26

Nimble Capital Allocation and Prudent Financial Management

NAV-Accretive Share Repurchases	Opportunistic Capital Raising	Prudent Balance Sheet Management	Executing Initiatives to Enhance Shareholder Value
$23.84 Average Buyback Price	**~$36.43** Average ATM Issuance Price	**2.8%** Weighted Avg. Cost of Debt	Responded to Unprecedented Disconnect Between Public and Private Timberland Values
~$112M Total Buybacks Since 2015	**~$329M** ATM Proceeds Since 2020	**3.9x** Net Debt to 2023 Adj. EBITDA[1]	**$1B** Disposition Target
Years Active: 2015, 2016, 2020	Years Active: 2020-2023	Significant Refinancing Activity in 2021 When Rates Were at All-Time Lows	≤3.0x Net Debt to Adj. EBITDA[1] Target

Our Nimble Approach to Capital Allocation is Designed to Build Long-Term Value per Share

Rayonier

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations).

RYN 2024 INVESTOR DAY | 27

Sustainability is Ingrained in Everything We Do

ENVIRONMENTAL

Carbon Footprint[1]


Carbon Sequestered
14.2M MT
Carbon Emitted
290K MT

THE CLIMATE PLEDGE — Signed Net Zero Pledge in 2024

~40M Seedlings Planted Annually

Sustainability Certifications

SUSTAINABLE FORESTRY INITIATIVE
SFI-00023

FSC
www.fsc.org
FSC® C021569
The mark of responsible forestry

PEFC
PEFC/40-23-8
Promoting Sustainable Forest Management
www.pefc.org

SOCIAL

50% YOY Reduction
in Contractor Recordable Injury Count in U.S.

Comprehensive Human Rights Policy
Development and Training Rolled Out in Early 2023

Supporting Local Communities
Extensive Volunteer Programs
Donated ~$400K in 2023

GOVERNANCE

60% Board Diversity
Gender, Race, and National Origin

90% Board Independence
Including Independent Board Chair

Annual Bonus Program
Incorporates ESG-Related Initiatives

Strong ESG Profile Consistent with Our Goal of Supporting a More Sustainable Future

Rayonier

Note: All metrics presented reflect the year ended December 31, 2022 (per most recent Sustainability Report) unless otherwise noted. [1] Carbon footprint metrics presented in $MtCO_2$-e.

RYN 2024 INVESTOR DAY | 28

Our Values-Driven, “One Rayonier” Culture is Well-Aligned with Our Vision and Strategy 29RYN 2024 INVESTOR DAY | Strong Organizational Culture Built on Shared Values

Grow Re newable Forest Products Deliver In no va tiv e Land-Based Solutions Create Inspirational Places Our Strategy Will Drive Value Creation and Advance Our Vision for Rayonier 30RYN 2024 INVESTOR DAY | Executing a Clear Strategy to Build Long-Term Value per Share Optimize Core Timber Operations Expand Land-Based Solutions Offerings Leverage Real Estate Development Platform • Market-Driven Precision Forestry • Operational Excellence • Active Portfolio Management • Responsible Environmental Stewardship • Solar • Carbon Capture & Storage • Carbon Markets • Bioenergy • Creating Inspirational Places • Higher Premium Realization • Greater Optionality • Enhance Value of Surrounding Landholdings Compounding Shareholder Value $

1 Non-GAAP measure (see Appendix for definitions and RYN reconciliations). 2 Assumes 50/50 split of real estate G&A between development and rural land sales activities. 31 Introducing Long-Term Adj. EBITDA Financial Targets Land-Based Solutions (U.S. Only) Target Annual Adj. EBITDA1 Contribution ($M) Real Estate Development Target Average Annual Adj. EBITDA1,2 Contribution ($M) $10 $30 $75 2024 2027 2030 RYN 2024 INVESTOR DAY | NM ~$10 ~$28 ~$40 Pre-2016 2016-2020 2021-2025 2026-2030

Key Takeaways 32RYN 2024 INVESTOR DAY | Low carbon transition is driving transformative value creation opportunities for our timberland assets 1 Real estate development platform is well- positioned to accelerate value realization 2 Core timber and Higher & Better Use (HBU) businesses remain best-in-class and poised for stable growth 3 Organization and culture is well-aligned with our ambitious plans for the future 4

Driving Increased Optionality through Land-Based Solutions Doug Long EVP, Chief Resource Officer 33RYN 2024 INVESTOR DAY |

34RYN 2024 INVESTOR DAY | Key Messages Increasing optionality and monetization opportunities from land-based solutions – solar, CCS, carbon markets, and bioenergy Uniquely positioned given our footprint and scale in markets best suited to provide solutions Introducing land-based solutions financial targets – executing with confidence on opportunities with greatest near-term value creation potential 1 2 3

Transition to Net Zero Economy = Growing Demand for Land and Trees 35RYN 2024 INVESTOR DAY | Secular Trends Driving Increased Demand for Land-Based Solutions Growth of Wood- Based Products Fiber for Bioenergy Carbon Markets Alternative Land Uses Environmental Conservation GROWING DEMAND FOR GROWING DEMAND FOR Mass timber as an alternative to concrete and steel Wood-based packaging as an alternative to plastics Renewable energy generation, including solar and wind farms Carbon Capture & Storage (CCS) Mitigation banking and habitat protection Conservation easements Compliance carbon markets / emissions trading schemes Voluntary Carbon Markets (VCM) Bioenergy with Carbon Capture & Storage (BECCS) Sustainable Aviation Fuels (SAF) and other biofuels

Growing Set of Opportunities to Support Long-Term Growth 36RYN 2024 INVESTOR DAY | Rayonier Well-Positioned to Deliver Innovative Land-Based Solutions SOLAR Leasing land to renewable electricity generators for utility-scale solar farms BIOENERGY Re-directing harvested wood and fiber to serve as an eco-friendly energy source CARBON CAPTURE & STORAGE Making land available for the permanent sequestration of carbon emissions VOLUNTARY CARBON MARKETS Retaining timber assets for long-term ecological benefits while monetizing related carbon credits Near-Term Focus Longer-Term Focus

1 Source: Lawrence Berkeley National Laboratory, EIA, Wood Mackenzie/SEIA US Solar Market Insight® Q3 2023, and Rayonier Analysis. 2 Pre-IRA based on EIA Annual Energy Outlook 2021. Post-IRA based on Lawrence Berkeley National Laboratory Utility-Scale Solar 2023 Edition, EIA Annual Energy Outlook 2023, Wood Mackenzie/SEIA US Solar Market Insight® Q3 2023, and Rayonier Analysis. Utility-Scale Solar is Driving Significant Land-Use Demand 37RYN 2024 INVESTOR DAY | Demand for Utility Solar Increasing Significantly Key Drivers • Solar levelized cost of electricity (LCOE) has declined more than 80% since 2008 • Over 40% of U.S. electric capacity additions driven by utility solar (2023-2025)1 • IRA incentives further accelerating demand 71 110 146 175 204 71 142 210 342 500 2022 2025 2027 2030 2033 Pre-IRA Post-IRA 11% CAGR 22% CAGR Impact of Inflation Reduction Act1,2 (Projected GW of U.S. Utility Solar Capacity)

Source: EIA, Lawrence Berkeley National Laboratory, and Wood Mackenzie/SEIA US Solar Market Insight® Q3 2023, and Rayonier Analysis. Utility Solar Installations Will Require ~1.3M Acres of Land through 2028 and ~3.0M Acres through 2033 38RYN 2024 INVESTOR DAY | Utility Solar Growth Implies Significant Land Need Utility Solar Land Use ~7 Acres per MW of Generation Capacity Required for Utility-Scale Solar ~75-200 MW Per Installation Implies Land Need of ~500-1,500 Acres ~180 GW U.S. Utility Solar Capacity Additions Projected 2023-2028 Projected Utility Solar Installations / Implied Land Need – 0.5 1.0 1.5 2.0 2.5 3.0 3.5 – 10 20 30 40 50 60 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 3 L a n d N e e d (M A c re s) C a p a c it y A d d it io n s (G W ) Cumulative Incremental Land Need Annual Capacity Additions

Source: Lawrence Berkeley National Laboratory, Wood Mackenzie/SEIA US Solar Market Insight® Q3 2023, and Rayonier Analysis. 1 Reflects owned acres in the U.S. as of 12/31/23. Rayonier Uniquely Positioned to Capitalize on the Coming Wave of U.S. South Solar Development 39RYN 2024 INVESTOR DAY | Significant Solar Growth in U.S. South 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% Texas Florida Rayonier Public Peers 55% 12% 7% 5% 5% 17% Texas Florida Virginia Georgia Louisiana Rest of U.S. South ~67% in TX & FL Rayonier U.S. Positioning1 (% of Owned Acres vs. Public Peers) Projected U.S. South Solar Installations by State (% of U.S. South Utility Solar Installations: 2023-2028) Projected Regional Share of Utility Solar Capacity Additions (% Share of Capacity Additions: 2023-2028) 45% 55% U.S. South Rest of U.S. ~180 GW / ~1.3M Acres ~80 GW / ~570K Acres –

Illustrative Solar Economics

Solar Leasing Process / Economics

1 Lease typically starts with developer entering a 3- to 5-year option

- No impact to timber operations
- Feasibility studies and permitting completed
- Access to transmission grid confirmed
- Capacity approved for rate base
- Option-to-lease conversion rate expected to range from 25-40%

2 Upon conversion, developer enters into a long-term lease

- Current indicative terms:
  - 25-year lease, with extension options
  - Annual rental payment with CPI escalator
  - Timber recovery value paid to landowner

Step-Change Economics Driven by Option-to-Lease Conversion



$1,200+
–
Annual per Acre Economics
Potential Lease Payment
~10-15x Timber EBITDA[1]
Option Payment
~1x Timber EBITDA[1]
Option Period (3-5 Years)
Lease Period (25+ Years)

Solar Leases Translate into a Step-Change in Land Value Upon Option Conversion

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations).

Rayonier RYN 2024 INVESTOR DAY | 40

Executing Strategy to Capture Solar Value

Rayonier Value Proposition

Align with High-Potential Customers

- Owner Operators
- Utilities
- Experience with multiple Independent System Operators (ISOs)

Provide Highly Suitable Lands

- Proximity to power infrastructure
- High percent of buildable acres
- Scale of property
- Land use compatibility

Deliver Significant Customer Value

- Streamline site selection
- Reduce execution risk
- Ability to execute at scale with speed

Rayonier's Acres Under Option



7K
24K
~7x Growth
27K
50K+
2021
2022
2023
2024E

We Expect 50K+ Acres Under Solar Option by Year-End 2024

Rayonier
RYN 2024 INVESTOR DAY | 41

1 Source: Rystad Energy. Strong Demand for Suitable Land Expected to Continue 42RYN 2024 INVESTOR DAY | Demand for CCS Increasing Significantly …But Structural Factors Constrain Supply • Permitting is often a 4+ year process • Smaller tract sizes can limit storage potential • Existing CO2 pipeline capacity is limited – Control of the pipelines and infrastructure will determine priorities across emitters • Economics are still cost-prohibitive for many lower-purity emissions sources – Cost reductions expected, but likely beyond 2030 Decarbonization Driving Increased Demand for Pore Space Capacity… 22 22 24 30 80 141 167 218 239 256 283 297 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 ~14x Growth Projected U.S. CCUS Demand (Mtpa)1

Well-Positioned to Address Key CCS Requirements

High-Purity Emissions Sources

Near-term demand likely driven by high-purity emissions sources (e.g., natural gas and hydrogen production)

Geologic Storage Capacity

Large tracts of land with geologic capacity and limited existing wells

Access to Pipelines

Existing pipelines and rights-of-way in the area for ease of connection

Estimated Annual CO_2 Emissions Near Rayonier Lands by State

Annual Emissions (MTPA)



8
<2
22
39
<2
<2
<2

Estimated CO_2 Storage Capacity on Rayonier Lands by State

Storage Capacity (GT)



4.8
2.7
7.5
0.05

Pipeline Infrastructure Proximate to Rayonier Lands



Significant Opportunity to Capture Incremental Value While Continuing Timber Operations

Note: GT = Gigatons; MTPA = million tons per annum. Source: Rayonier analysis.

Rayonier RYN 2024 INVESTOR DAY | 43

Opportunities Concentrated in East TX and Southern LA with Longer-Term Potential in Southern AL and GA 44RYN 2024 INVESTOR DAY | CCS Opportunities Concentrated in TX and LA High-Purity Emissions Sources Geologic Storage Capacity Access to Pipelines Rayonier Ownership GHG Emitter CO2 Pipeline

Illustrative CCS Economics

Lease Structure Overview

- Landowner receives a fee per acre through initial rental agreement, which covers permitting and construction phases
- At onset of injection, landowner receives a royalty based on tons of carbon stored underground
  - Royalties are generally based on established minimums
- Minimal impact to timber operations throughout lease period

Sliding Scale Economics Driven by Injection Rates



$500+
Annual per Acre Economics
–
Pre-Injection
Post-Injection
Potential Additional Injection Royalties
+3-5x Timber EBITDA[1]
Base Rental Payments
Minimum Injection Payment
+1-2x Timber EBITDA[1]
2-5 Years
20+ Years

CCS Lease Economics Will Vary Depending on Injection Permit Timing and Rate of Injection Volumes

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations).

Rayonier RYN 2024 INVESTOR DAY | 45

Align with High-Potential Customers • Aggregators • High-purity emitters • Low capture cost emitters Provide Highly Suitable Lands • Proximity to emission source • Low drill density • Properties of scale • High storage capacity per acre Deliver Significant Customer Value • Lower relative costs • Reduce execution risk • Ability to execute at scale and with speed Rayonier Value Proposition We Expect 70K+ Acres Under CCS Lease by Year-End 2024 46RYN 2024 INVESTOR DAY | Executing Strategy to Capture CCS Value 26K 70K+ 2022 2023 2024E – Rayonier’s Acres Under Agreement

Monitoring Evolving Market Dynamics While Preserving Optionality 47RYN 2024 INVESTOR DAY | Key Growth Drivers Demand for Carbon Offsets Expected to Grow Shift from carbon avoidance to carbon removal New industry-level and national systems (compliance and voluntary) Quest for higher quality Implementation of the Paris Agreement’s Article 6 Projected Issuance of Carbon Credits by Year, MtCO2e/year (Billions) Source: Taskforce on Scaling Voluntary Carbon Markets (TSVCM), ‘Final Report’ (2021). Bloomberg, ‘Long-term carbon offsets outlook 2023’ (2023). Shell, ‘Exploring the future of the voluntary carbon market’ (2022). 1 Outlook for project credit issuance is consistent with those from a range of reputable sources. 0.2 0.5 1.2 1.8 2.4 2.9 3.2 2020 2025 2030 2035 2040 2045 2050 Growing number of corporate net-zero pledges and carbon-neutral products Increased standardization and investment in market infrastructure ~16x Growth ~12x Growth ~6x Growth 1

Favorable Bioenergy Market Drivers

Bioenergy Plays a Significant Role in All Net-Zero Scenarios and is Likely to be Incentivized

- Provides an avenue to reduce or eliminate emissions in difficult areas (e.g., aviation)
- Benefits from ongoing innovation around future products and applications (e.g., bio-coal, bio-oil)

Bioenergy Project Activity Across Our Footprint[1]


VA
NC
OK
AR
TN
SC
MS
AL
GA
TX
LA
FL

Projects

BECCS	Liquid Fuel	Biochar
Key Sponsors Fidelis New Energy, Strategic Biofuels, Drax	**Key Sponsors** SunGas, Helios Scientific, USA Bioenergy	**Key Sponsors** Restoration Bioproducts, SDI Biocarbon

Positioning for Potential Growth as Bioenergy Markets Mature

[1] Source: Forisk Bioenergy Database and Rayonier analysis.

Rayonier
RYN 2024 INVESTOR DAY | 48

Optimizing Land Use to Maximize Economic and Societal Value 49RYN 2024 INVESTOR DAY | Decisions on Land-Based Solutions Consider Multiple Factors Proximity of assets to strategic partners or critical end markets Timing of monetization opportunities / speed of execution Relative value of alternative uses vs. long-term timber management Availability of high-quality counterparties with well-aligned incentives “Stackability” of alternative value streams with core timber business Decarbonization benefits and other environmental impacts

Our Long-Term U.S. Land-Based Solutions Targets

Target Annual Adj. EBITDA[1,2] Contribution ($M)


$10
$30
$75
2024
2027
2030

Key Drivers / What to Monitor

Driver	What to Monitor
Solar	• Pipeline of acres under option • Option conversion rate
CCS	• Acres under lease / rate of injection • Permitting timetable and state primacy
Carbon Markets	• Pricing trends • Standardization of quality criteria
Bioenergy	• Technology innovation to support development • Regulatory support / framework

[1] Excludes carbon credit sales in New Zealand. [2] Non-GAAP measure (see Appendix for definitions and RYN reconciliations).

Rayonier

RYN 2024 INVESTOR DAY | 50

Key Takeaways Increasing optionality and monetization opportunities from land-based solutions – solar, CCS, carbon markets, and bioenergy Uniquely positioned given our footprint and scale in markets best suited to provide solutions Introducing land-based solutions financial targets – executing with confidence on opportunities with greatest near-term value creation potential 51RYN 2024 INVESTOR DAY | 1 2 3

52RYN 2024 INVESTOR DAY | Wildlight Video

Scaling Our Real Estate Development Platform 53RYN 2024 INVESTOR DAY | Chris Corr SVP, Real Estate Development, and President of Raydient

54RYN 2024 INVESTOR DAY | Key Messages Proven capability to execute with a very long runway Creating inspirational places that enhance our local communities and earn market premiums Well-positioned landholdings with growing market demand 1 2 3

Real Estate Development – Creating New Growth Opportunities

Core Business | **Growth Business**


Non-Strategic

Sale of non-strategic timberland assets


Rural

Creating value through rural places & properties


Unimproved Development

Creating value through properties with development rights


Improved Development

Creating value through developed land parcels

Lower — **PREMIUM VALUE** — *Higher*

Rayonier

RYN 2024 INVESTOR DAY | 55

Undeveloped Land • Land Classification and Management • Market Assessment • Enhancements • Competitive Program + Strategy Entitlement • Project Strategy • Program Development • Master Planning • Land Use Entitlements • Regulatory Permitting Horizontal Development • Civil Engineering • Enabling Infrastructure • Amenities • Civic Infrastructure Vertical Development • Buildings • Marketing • Sales • Operations Tailoring Strategy to Optimize Value Creation 56RYN 2024 INVESTOR DAY | Real Estate Development – Where We Play V A L U E STRATEGIC SWEET SPOT TIME | COMPLEXITY | CAPITAL | RISK

How We Built a Leading Real Estate Development Platform

Lessons Learned from the Industry's Prior Experiences…	…Applied to Rayonier's Real Estate Development Platform
Market: Prioritize feasibility process to identify deep, sustainable market demand	Focused on land in close proximity to population growth and built replicable platform prudently over time starting with **Wildlight**
Talent: Critical to hire individuals with direct real estate development experience to create successful development platform	Built team from ground up – key leaders with average real estate development experience of **25+ years**
Focus: "Make or break" due diligence on site suitability, political environment, regulatory requirements, and infrastructure availability	Performed **detailed analyses**, identified and prioritized **most feasible projects**, and developed **strategies and workplans**
Relationships: Need strong relationships with communities, local governments, and homebuilders for success	Established strong local relationships by leveraging our **size and scale** and **100-year history** of land ownership in key locations



Significant Runway Ahead for Our Well-Established Real Estate Development Platform

Rayonier

RYN 2024 INVESTOR DAY | 57

Leveraging Key Differentiators to Unlock Significant Value through Real Estate Development Platform 58RYN 2024 INVESTOR DAY | Our Unique, Sustainable Competitive Advantages MARKET POSITION Concentrated portfolio in attractive geographies such as Florida and Georgia • Large tracts of contiguous land in path of growth • ~50K acres of land allocated to projects underway or in planning • >70K acres with longer-term potential SCALE & REPUTATION Significant size and scale supported by deep community relationships and strong balance sheet • Nearly 100 years of land ownership in key regions • Demonstrated stewardship of assets and community relationships STRONG CAPABILITIES Deep industry expertise and core competencies in entitlements and horizontal development • Deep bench of experienced real- estate development professionals • Strong relationships with civil engineers and consultants as well as homebuilders and developers • Ability to leverage relationships across projects

Over 120K Acres with Long-Term Development Potential

(Acres)	Northeast Florida	Southeast Georgia	Kitsap+ Washington
Development Potential	~82K	~36K	~2.7K
Entitled / In-Planning	~37K	~12K	~700
Longer-Term Pipeline	~45K	~24K	~2K

Continued focus on **high-growth population centers**

Close proximity to existing Rayonier development projects

Strong local community relationships

Ability to create **inspirational places** through community-centric master planning approach

Pursuing Strategy to Unlock Value of Development Portfolio

Rayonier

RYN 2024 INVESTOR DAY | 59

U.S. Southeast Overview: Extraordinary Platform for Growth

	Northeast Florida	Southeast Georgia
Total Acres	~361K	~613K
Development Potential	~82K	~36K
Entitled Acres	~17K	~7K
In-Planning Acres	~20K	~5K
Longer-Term Pipeline	~45K	~24K



SOUTH CAROLINA
GEORGIA
I-16
Savannah International Airport
HILTON HEAD
SAVANNAH
HEARTWOOD
I-95
BRUNSWICK
ATLANTIC OCEAN
ST MARYS
WILDLIGHT
AMELIA ISLAND
GEORGIA
FLORIDA
Jacksonville International Airport
JACKSONVILLE
PONTE VEDRA BEACH
I-10
I-75
I-95
ST AUGUSTINE
GAINESVILLE
PALM COAST
OCALA
DAYTONA BEACH
GULF OF MEXICO
I-4
ORLANDO
CAPE CANAVERAL
Orlando International Airport
Rayonier Ownership

Strong Market Demand and Economic Growth Align with Rare, Large Blocks of Well-Positioned Land

Rayonier
RYN 2024 INVESTOR DAY | 60

Well-Positioned to Capture Favorable Migration Trends

Top 10 Fastest Growing Markets in the U.S. (2020-2022)[1]



9.0%
Myrtle Beach / Conway
7.3%
Cape Coral / Fort Myers / Naples
7.1%
North Port / Sarasota
5.8%
Boise City / Mountain Home / Ontario
4.9%
Orlando / Lakeland / Deltona
#6
4.2%
Jacksonvile / St. Marys / Palatka
4.0%
Dallas / Fort Worth
4.0%
Raleigh / Durham / Cary
#9
3.8%
Savannah / Hinesville / Statesboro
3.8%
San Antonio / New Braunfels / Pearsall

Wildlight
North of Jacksonville, FL



WILDLIGHT
Path of Growth
10-Miles
20-Miles
Rayonier Ownership

Heartwood
South of Savannah, GA



Path of Growth
SAVANNAH
HEARTWOOD
10-Miles
20-Miles
Rayonier Ownership

Key FL and GA Migration Drivers

- Quality of life
- Warmer climate
- Lower cost of living (e.g., taxes)
- Strong local job markets
- Relative housing affordability
- Work from "anywhere" trend
- Growth in retirements

Major Projects in the Path of Growth with Scale to Serve Demand for Decades

Note: Calculated based on percentage of population growth for combined statistical areas with populations exceeding 500,000. Most recent CSA data as of February 2024.
Source: U.S. Census Bureau's Annual Resident Population Estimates for Combined Statistical Areas and Their Geographic Components for the United States: April 1, 2020 to July 1, 2022 (CSA-EST2022); Rayonier Analysis.

Rayonier RYN 2024 INVESTOR DAY | 61

Wildlight: Project Overview

Key Stats

2016
PROJECT START

$93M
PROJECT-TO-DATE REVENUE[1]

~17,000
ENTITLED ACRES[2]

~24,000 residential units
CURRENT BUILDOUT

Florida
LOWCOUNTRY

11M square feet
NON-RESIDENTIAL USES

Mixed-use, master planned community



Notable Elements

- >50% dedicated to open space and conservation
- Special purpose local government for financing and managing infrastructure/conservation areas
- "A"-rated public school district
- Strategic alliance with University of Florida & UF Health



Publix
FOOD & PHARMACY
76010
WELCOME
We're open!

Next Steps

- Significant expansion of residential neighborhoods
- Capturing commercial opportunities
- Increasing absorption



UFHealth

[1] Includes revenue from 2017-2023. [2] Net of absorption.

Rayonier
RYN 2024 INVESTOR DAY | 62

Wildlight: Major Milestone

Received entitlement approval for Phase 2 of Wildlight in November 2023

- Creates approved plan and entitlements for over **~15,000 acres** and **~15,000 residential units**
- Development begins 1H24, first sales expected in 2025

Building on strong foundation from Phase 1

- **~5x larger footprint** – scale provides for greater efficiencies in site development
- **Less complex infrastructure** – one new parkway provides backbone to serve new residential pods
- **Less complex master plan** – primarily neighborhood residential uses rather than more mixed and intensive uses
- **No longer greenfield** – Wildlight is now a well-known community and brand in the marketplace with proven demand


KINGSLAND
Submarine Base Kings Bay
ST. MARYS
WILDLIGHT
AMELIA ISLAND
10-Miles
20-Miles
ATLANTIC OCEAN
Jacksonville International Airport
Port of Jacksonville
Naval Station Mayport
JACKSONVILLE
JACKSONVILLE BEACH
St. Johns Town Center
Naval Airstation Jacksonville
PONTE VEDRA
Rayonier Ownership
Wildlight Phase 1
Wildlight Phase 2

New Entitlements Support 20+ Years of Development at Current Absorption Rates

Rayonier
RYN 2024 INVESTOR DAY | 63

Heartwood: Project Overview

Key Stats

2021
PROJECT START[1]

$76M
PROJECT-TO-DATE REVENUE[2]

~5,200
ENTITLED ACRES[3]

~10,500 residential units
CURRENT BUILDOUT

Georgia
CITY OF RICHMOND HILL

19M square feet
NON-RESIDENTIAL USES

Mixed-use, master planned community


HEARTWOOD

Notable Elements

- Interstate 95 Exit 82 opened Jan. 2021
- Heartwood Commerce Park: parcels sold for ~12M sq. ft. projected buildout
- ~$900M Hyundai Mobis EV Power Electric system plant opens in 2024
- ~300-acre state-of-the-art K-12 school campus
- Strategic alliance with St. Joseph's/Candler Healthcare System



Next Steps

- New residential segments
- Expansion of industrial park
- Capturing commercial opportunities
- Increasing absorption



[1] Commerce park sales began prior to 2021. [2] Includes revenue from 2013-2023. [3] Net of absorption.

Rayonier
RYN 2024 INVESTOR DAY | 64

Unique Real Estate Assets Proximate to Major Population Area 65RYN 2024 INVESTOR DAY | U.S. Pacific Northwest Overview: Select High-Value Opportunities Future Opportunity • Strong market demand for living away from the city in less crowded, natural environment • Restoration of Town of Port Gamble will open exclusive opportunities for living and recreating in historic, waterfront town • Conservation-oriented communities adjacent and connected to outdoor recreation and trails Acquired as part of Pope Resources transaction Rare, sizable tracts of land proximate to Seattle metro area Fast and easy commuting via Kitsap Fast Ferry Scenic nature, water, and mountain views and access to abundant outdoor activities Background / Overview

1 Sales price includes cash received post-closing. Executing Strategy to Unlock Value in Select Areas 66RYN 2024 INVESTOR DAY | Unimproved Development Overview: Capturing Value with Minimal Investment ~5,240 Acres Sold $105M Gross Revenue ~$20,000 Value per Acre Value Realization (2015-2023) Key Transactions Unimproved land sales are episodic in nature Opportunistic disposition approach has generated premiums of ~10x timberland value since 2015 Acres Sold Sale Price $/Acre Kitsap County, WA1 359 $40.0M $111,551 St. John’s County, FL 784 $14.3M $18,402 St. John’s County, FL 570 $8.4M $14,780 Nassau County, FL 1,311 $13.1M $10,000

Real Estate Development Long-Term Financial Targets

Target Average Annual Adj. EBITDA[1,2] Contribution ($M)


NM
~$10
~$28
~$40
Pre-2016
2016-2020
2021-2025
2026-2030

Key Drivers / Objectives

- Expand Wildlight with Phase 2 development
- Optimize opportunities driven by accelerating growth at Heartwood
- Activate additional, very select, master planned community opportunities
- Grow entitlements pipeline
- Realize bare land values of $25K+ per gross acre (net of capital investment)

Long Runway Ahead and We're Just Getting Started

Rayonier

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations). [2] Assumes 50/50 split of real estate G&A between development and rural land sales activities.

RYN 2024 INVESTOR DAY | 67

68RYN 2024 INVESTOR DAY | Key Takeaways Well-positioned landholdings with growing market demand Proven capability to execute with a very long runway Creating inspirational places that enhance our local communities and earn market premiums 1 2 3

69RYN 2024 INVESTOR DAY | Q&A Session

70RYN 2024 INVESTOR DAY | Break

Excellence in Core Timber Business 71RYN 2024 INVESTOR DAY | Doug Long EVP, Chief Resource Officer

72RYN 2024 INVESTOR DAY | Key Messages Operating high quality assets concentrated in attractive markets Favorable long-term demand trends for sawlogs and pulpwood Optimizing asset productivity and increasing resiliency through advanced silvicultural techniques 1 2 3

High Quality Assets in Core Softwood Markets

U.S. South
1.85M Acres

- Loblolly, slash, and longleaf pine forests that serve both pulp and lumber mills
- Concentrated in markets that are proximate to key mills and ports

67% Planted / Plantable

6.8-7.2M Tons Sustainable Yield

39/61% Sawtimber vs. Pulpwood (5-Year Average)

99/1% Domestic vs. Export (2023)

Pacific Northwest
418K Acres

- Douglas-fir and western hemlock species primarily used for construction-related purposes
- Timberlands are well-located to serve both domestic and export customers

74% Planted / Plantable

1.25-1.45M Tons Sustainable Yield

82/18% Sawtimber vs. Pulpwood (5-Year Average)

88/12% Domestic vs. Export (2023)

New Zealand
421K Acres

- Highly versatile Radiata pine and Douglas-fir primarily used in construction
- Timberlands are proximate to ports, infrastructure, and transportation hubs

71% Planted / Plantable

2.4-2.7M Tons Sustainable Yield

78/22% Sawtimber vs. Pulpwood (5-Year Average)

36/64% Domestic vs. Export (2023)

Note: All figures based on Rayonier estimates. Sustainable yield is defined within our 10-K filing.

Rayonier

RYN 2024 INVESTOR DAY | 73

1 Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). 2 Based on aggregate U.S. timber segments EBITDA margin versus aggregate manufacturing segments EBITDA margin of Rayonier, Weyerhaeuser, PotlatchDeltic, and legacy Plum Creek. 74RYN 2024 INVESTOR DAY | Inherent Stability in Our Core Timber Business Historical Industry Avg. Segment EBITDA Margins1,2 Timberland operations generally yield high EBITDA1 margins with very low volatility relative to wood products manufacturing LUMBER / WOOD PRODUCTS PAPER PRODUCTS WOOD PRODUCTS MANUFACTURING PULP & PAPER MANUFACTURING Forest Products Supply Chain DISTRIBUTORS / RETAILERS MARKET VOLATILITYLower Higher -20% -10% 0% 10% 20% 30% 40% 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 -20% -10% 0% 10% 20% 30% 40% 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 Timber Avg. Margin: 34.4% Wood Products Avg. Margin: 11.4% Avg. Margin (excl. 2020-22): 7.4% SAW LOGS PULPWOOD Where Rayonier Primarily Plays TIMBER VS.

1 Timberlands identified for HBU development are not eligible for certification. ~96% of all timberlands were certified as of 2022. 2 Growth and yield predictions based on PMRC 1996 (Loblolly PMRC TR-1996-1 and Slash PMRC TR-1996-3) with FMRC Fastlob 3.0 Fertilizer response equations. Assumes mix of plantation / hardwood acreage and loblolly / slash species based on Rayonier portfolio averages. Focused on Responsible Stewardship of Our Forests and Ecosystems While Improving Financial Returns 75RYN 2024 INVESTOR DAY | Committed to Sustainable Forestry and State-of-the-Art Silviculture 44% 46% 48% 50% 52% - 2.0 4.0 6.0 65 70 75 80 85 Harvest Volume Increases with Site Index2 Volume (Tons/Acre/Yr) % Grade • Nearly all timberlands are certified under SFI, FSC, and/or PEFC1 • Forest management standards incorporate a multitude of considerations, including biodiversity, water quality, and climate change resilience • Compliance periodically evaluated through independent third-party audits • Leveraging deep forestry expertise and in-house R&D to employ Market Driven Precision Forestry strategy • Focused on optimizing the silvicultural regime for each stand rather than managing to the average • Data-driven process designed to enhance forest productivity and maximize stand-level NPV Sustainable Forestry State-of- the-Art Silviculture

Source: U.S. Census, FEA Monthly Macroeconomic Advisor, RISI Paper Packaging Monitor, FEA China Bulletin and Global Softwood Log and Lumber Service. Factors Influencing Results Vary by Market, But Largely Tie Back to Three Central Forces 76RYN 2024 INVESTOR DAY | Timberlands: Key Market Drivers U.S. Housing Remains Underbuilt (Housing Starts – Millions, SAAR) Export Demand Log exports are a key contributor to market tension in the U.S. and comprise most of the demand in our New Zealand segment U.S. Housing Grade products are largely sold to lumber mill customers that have direct exposure to residential construction activity Pulpwood Markets Pulp mills provide a base load of timber demand within many of our operating areas, particularly in the U.S. South China Softwood Log and Lumber Imports Poised to Improve (Million m3, RWE2) - 25 50 75 100 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 Log Lumber U.S. Quarterly Box Shipments Forecast (Seasonally Adjusted, Billion Square Feet) Forecast 0.00 0.50 1.00 1.50 2.00 2.50 2 0 0 0 Q 1 2 0 0 1 Q 2 2 0 0 2 Q 3 2 0 0 3 Q 4 2 0 0 5 Q 1 2 0 0 6 Q 2 2 0 0 7 Q 3 2 0 0 8 Q 4 2 0 1 0 Q 1 2 0 1 1 Q 2 2 0 1 2 Q 3 2 0 1 3 Q 4 2 0 1 5 Q 1 2 0 1 6 Q 2 2 0 1 7 Q 3 2 0 1 8 Q 4 2 0 2 0 Q 1 2 0 2 1 Q 2 2 0 2 2 Q 3 2 0 2 3 Q 4 Housing Starts Underlying Demand 90 92 94 96 98 100 102 104 106 108 110 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 Forecast –

67% 12% 21% 70% 30% 1 Non-GAAP measure (see Appendix for definitions and RYN reconciliations). Approximately Two-Thirds of Timber Segments EBITDA Generated in U.S. South 77RYN 2024 INVESTOR DAY | Timber Segment EBITDA Mix Real EstateTimber Segments PNW NZU.S. South $296.5M 2023 Total Adj. EBITDA1 $234.1M 2023 Timber Segments Adj. EBITDA1

Source: TimberMart-South. Note: Composite pricing assumes mix of 50% pulpwood, 30% chip-n-saw, and 20% sawtimber, except for Tennessee data where chip-n-saw pricing was unavailable. 78RYN 2024 INVESTOR DAY | U.S. South: Concentrated in Top Markets • Supply / demand dynamics highly localized as logs generally travel less than 100 miles • Timber consumption vs. inventory growth remains much more tensioned in Coastal Atlantic markets • Existing pulp mill infrastructure and access to export markets poised to support relatively favorable pricing dynamics Key Takeaways 71% of Southern Portfolio in Top Quartile Markets $- $5 $10 $15 $20 $25 F L 1 F L 2 G A 2 N C 2 A L 2 S C 2 V A 2 L A 1 T X 1 V A 1 N C 1 T X 2 S C 1 L A 2 A L 1 M S 2 G A 1 A R 1 M S 1 A R 2 T N 1 T N 2 2023 Composite Price Quartile Rankings 2023 Composite Price by Region 71% Top Quartile Markets $/ton

• U.S. South has gained a significant share of North American lumber capacity, increasing from 27% in 2010 to 38% in 20231 • Well-positioned moving forward as the lowest cost region in North America 1 Source: FEA – Lumber Quarterly Forecast Service – 4Q23 publication. Note: Assumes FX rate of $1 Canadian Dollar to $0.74 U.S. Dollars. U.S. South Poised to Benefit from Continued Growth of Lumber Capacity in the Region 79RYN 2024 INVESTOR DAY | U.S. South: Continued Market and Capacity Growth U.S. South Lumber Production, Capacity, and Market Share1 12.4 13.5 14.3 15.1 16.1 16.7 17.4 18.3 18.9 19.4 20.8 20.9 22.1 21.6 27% 38% 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 Capacity (BBF) Production (BBF) U.S. South Share of NA Lumber Capacity $409 $375 $371 $318 $312 U.S. West Inland British Columbia U.S. West Coast Eastern Canada U.S. South Average Lumber Production Costs by Region1 ($U.S. per MBF) Key Takeaways

U.S. South: Pulpwood End Markets


4%
Tissue
4%
Specialty Packaging
4%
Dissolving Pulp
5%
Pellets
13%
Oriented Strand Board
16%
Market Pulp
53%
Containerboard & Kraft Paper
Rayonier Pulpwood End Market Mix[1]

Pulpwood Market Outlook

2021-2023: Post-COVID Pullback in Demand

- Declining box shipments following pandemic-related spike in demand
- Modified shipping practices by large shippers (e.g., Amazon)
- Lower demand for virgin fiber as recycled fiber capacity has increased

Favorable Long-Term Demand Drivers

- Recovery and ongoing strength in consumer spending
- Improved industry operating rates following capacity rationalization
- Growth in chip and pellet exports, driven by bioenergy demand from Asia
- Rising recycled fiber costs, making virgin fiber more cost competitive

Diversified Exposure to End Markets with Favorable Long-Term Growth Trends

[1] Calculated using Rayonier 2023 sales volumes to individual facilities and third-party estimates of end product mix by facility.

Rayonier
RYN 2024 INVESTOR DAY | 80

• Strong relationship between log and lumber prices due to balanced growth-to-drain ratio • Favorable demographics and anticipated interest rate cuts are expected to provide tailwinds to housing starts and lumber demand • Pacific Northwest expected to benefit from continued declining SPF lumber production in British Columbia 81RYN 2024 INVESTOR DAY |1 Source: RISI Random Lengths Lumber Report Green Douglas-fir (Portland) Composite and RISI Log Lines Region 1 (Puget Sound) Douglas-fir No. 2 Sawlog prices. Pacific Northwest Timber Pricing Poised to Benefit from Anticipated Recovery in Housing Starts Pacific Northwest: Log Pricing Highly Correlated to Lumber Pricing Pacific Northwest Log and Lumber Prices1 ($U.S. per MBF) 0.0 0.5 1.0 1.5 2.0 2.5 0 200 400 600 800 1,000 1,200 1,400 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 Lumber - Green Douglas-Fir Composite (L) Sawlog - Puget Sound Douglas-Fir #2 (L) Long-Term Average Ratio (R) Log/Lumber Ratio (R) Ratio 1.6 Avg. Log to Lumber Ratio – Key Takeaways

• Construction demand was negatively impacted by economic challenges stemming from COVID shutdowns and a liquidity crisis in the Chinese property sector • Log and lumber markets are expected to recover over the medium term from stimulus measures, as well as affordable housing and urban redevelopment projects • India log import demand expected to grow 5x, from 10 million cubic meters in 2020 to 51 million cubic meters in 2030, driven primarily by a surge in construction activity2 1 Source: S&P Global – Global Trade Atlas and FEA China Bulletin. 2 Source: International Tropical Timber Organization, India Timber Supply and Demand 2010 – 2030. New Zealand Timber Demand Highly Leveraged to Export Markets 82RYN 2024 INVESTOR DAY | New Zealand: Export Market Drivers New Zealand: Export Markets Expanding Export Market Opportunity Established Export Markets China Japan South Korea Taiwan Vietnam New Zealand India Chinese Log Import Volumes 0% 10% 20% 30% 40% 50% 60% 70% 0 10 20 30 40 50 60 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 New Zealand Europe ROW % NZ – – Key Takeaways Malaysia Indonesia Philippines Million m3

Source: New Zealand Forest Service, Forestry and Wood Processing Industry Transformation Plan (November 2022). New Zealand Domestic Policy Further Supports Long-Term Timber Demand 83RYN 2024 INVESTOR DAY | New Zealand: Anticipated Growth in Domestic Market Vision and Goals 6.9M Ton Reduction in Carbon Emissions by 2030 3.5M m3 Increase in Wood Processing by 2030 25% Expansion of Wood Processor Capacity by 2030 $600M Increase in Export Earnings from Value-Added Wood Products by 2040 25% Increase in Use of Wood Products for Mid-Rise or Commercial Construction by 2030 20% Increase in Planting of Alternative Species of Trees by 2030 Government of New Zealand Industry Transformation Plan Creating a high-value and resilient forestry and wood processing sector to underpin New Zealand’s low emissions future

84RYN 2024 INVESTOR DAY | Key Takeaways Operating high quality assets concentrated in attractive markets Favorable long-term demand trends for sawlogs and pulpwood Optimizing asset productivity and increasing resiliency through advanced silvicultural techniques 1 2 3

Creating Value through Active Portfolio Management 85RYN 2024 INVESTOR DAY | Rhett Rogers SVP, Portfolio Management

86RYN 2024 INVESTOR DAY | Key Messages Executing a disciplined and multi-faceted approach to active portfolio management with a seasoned team of leaders 1 Proven track record of capturing significant premiums through rural HBU program 2 Demonstrated ability to take opportunistic actions as market conditions change 4 Positioning portfolio to maximize optionality3

Divest Less Strategic Assets for Capital Recycling Optimizing Our Portfolio Value through Both Addition and Subtraction 87RYN 2024 INVESTOR DAY | Active Portfolio Management Approach Sell Rural HBU to Capture Premiums Acquire High-Quality Land to Improve Portfolio • Identify highest and best use of every acre • Capture significant premiums to intrinsic value • Improve forest productivity and sustainable yield • Position portfolio in better markets with assets that have optionality • Continuously evaluate portfolio for long-term strategic fit • Monetize less strategic assets, reinvest in higher returning opportunities

Rural HBU Program – Consistently Driving Premium Realization

Core Business | **Growth Business**


Non-Strategic

Sale of non-strategic timberland assets


Rural

Creating value through rural places & properties


Unimproved
Development

Creating value through properties with development rights


Improved
Development

Creating value through developed land parcels

Lower — **PREMIUM VALUE** — *Higher*

Rayonier

RYN 2024 INVESTOR DAY | 88

Homesteading Recreation Ranching Farming Generating Financial Premiums by Serving Demand for Those Recognizing the Benefits of Rural Lifestyle 89RYN 2024 INVESTOR DAY | Strong Demand for Rural Land Rural Properties • 25+ acre tracts • Surge in demand for recreational and natural retreats as well as investment properties • Promote outdoor recreation and properties with unique and natural features • Strong demand from those recognizing investment portfolio benefits of land ownership Rural Places • 1-acre to 25-acre rural homesteads • Surge in demand with work from anywhere trend and better rural broadband • Simplify land purchasing process • Generate financial premiums with minimal investment

Stable Volumes and Increasing Premiums Being Achieved through Rural HBU Sales Program 90RYN 2024 INVESTOR DAY | Proven Track Record of Capturing Premiums Real Estate / HBU Economics • Target sales of ~1-2% of U.S. South landholdings annually • Target premiums of 50-100% over core timberland value • Estimated Annual contribution of ~$50-80M Adj. EBITDA1 Avg. HBU Value per Acre2 ($/Acre) | Premium to NCREIF South (%) $2,763 $2,971 $4,084 55% 65% 104% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 200% $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2015-2017 2018-2020 2021-2023 30,830 29,796 20,767 1.6% 1.6% 1.1% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 2015-2017 2018-2020 2021-2023 Avg. HBU Volume2 (Acres Sold) | % U.S. South Acreage 1 Non-GAAP measure (see Appendix for definitions and RYN reconciliations). 2 Excludes Large Dispositions, Improved Development, Conservation Easements, and New Zealand land sales.

Active Portfolio Management Framework

Where to Play		What to Buy / Sell		How to Capitalize	
Geographical Fit	**Market Dynamics**	**Property Attributes**	**Strategic Alignment**	**Financial Metrics**	**Portfolio Upgrade**
Premier softwood growing regions	Timber supply / demand tension	Forest productivity (e.g., site index)	Synergistic with existing operations	Cash yield	Increasing biological productivity
Proximity to customer end markets and major population centers	Rural HBU land demand	Operability (e.g., logging conditions, plantation suitability, etc.)	Limited execution risks	CAD accretion	Increasing commercial operability
Customer health and concentration	Favorable migration and demographic trends	Density and quality of infrastructure network	Optionality to convert to higher-value uses	Total return	Positioning to better timber markets
	Regulatory environment	Number and type of existing encumbrances (less = better)			Potential conversion to HBU land sales

Rigorous Analytical Framework Drives Portfolio Management Decisions

Rayonier

RYN 2024 INVESTOR DAY | 91

Disciplined, Data-Driven Underwriting Process

Leverage Institutional Knowledge
Tap into the deep knowledge and expertise of subject matter experts

Target Properties in Top Markets
Identify properties in markets with favorable price tension and land optionality

Underwrite with a Disciplined Process
Calibrate biological growth projections with operational realities and minimize speculation

Employ Rigorous Financial Analysis
Utilize a transparent review process to vet each assumption

Pursue Continuous Improvement
Drive constant focus on portfolio and process optimization through post acquisition internal audits

Staged Gating Process
Average Deals Evaluated Annually

Gate A	Gate B	Gate C
~50-60	~20-30	~10-15

Average Deals Closed Annually: ~5-10

Foundational Valuation Framework

Cost Approach | Comparable Sales | DCF Analysis

Used to develop INITIAL valuation (Cost Approach, Comparable Sales)

Used to develop FINAL valuation (DCF Analysis)

Holistic Decision-Making Process with a Focus on Continuous Improvement

Rayonier

RYN 2024 INVESTOR DAY | 92

+127 +21 -67 -14 +134 +18 +95 +98 -55 1 Cumulative acres acquired minus Large Dispositions. 93RYN 2024 INVESTOR DAY | Positioning Portfolio to Maximize Optionality Net Acreage Acquired or Sold by State1 (000 Acres, 2017-2023) • Acquired acreage in strong timber markets with optionality for land-use conversion near population centers • Reduced footprint in more remote areas with less optionality • Added ownership near Houston, Jacksonville, Savannah and Seattle metro areas • Proximity to metro areas is a major driver of demand for rural HBU, non-timber income and Land-Based Solutions Key Takeaways Acquisitions Focused on Strong Timber Markets with Significant Upside Potential

9.15 10.90 3.35 4.05 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Sustainable Yield Sustainable Yield per Acre 1 Excludes sold, expired, and relinquished leased acres of 237K. 2 Includes sale of Timber Funds Business in 2021 for total proceeds of $73M. 94RYN 2024 INVESTOR DAY | Improving Productivity through Active Portfolio Management • Rayonier has acquired a total of 825K acres for $2.3B and sold 588K1 acres for $1.9B2 since 2014 spin-off of Rayonier Advanced Materials • Total acreage under management has remained relatively stable over the last decade • While overall acreage has remained relatively stable, sustainable yield has increased by ~19% since 2014 – Silviculture and genetic gains have improved productivity – Acres acquired are more productive than acres sold Sustainable Yield (Million Short Green Tons | Tons / Acre / Year) 2.7 2.7 2.7 2.6 2.6 2.6 2.7 2.7 2.8 2.7 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 62 37 111 109 30 71 156 103 141 5 -45 -33 -128 -73 -34 -17 -111 -32 -28 -86 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Acquired Sold Acquisitions and Land Sales by Year (000 Acres) Acres Owned or Managed (Million Acres)

Pope Resources' Case Study: Maximizing Value through Portfolio Optimization

Background

Announced: **January 2020**

Size: **$656M**

Expanded portfolio in PNW

- 125K acres in Western WA
- 5 development projects in West Puget Sound area
- 12% co-investment in 3 timber funds owning 141K acres

Actions Taken

- Quickly integrated forestry and harvest operations to maximize synergies
- Developed new sources of non-timber income
- Identified significant HBU to position for future value optimization
- Exited Timber Funds business for premium to NAV
- Captured significant HBU premium through sale of 359 acres of unimproved development for $40M

Outcomes

Returned **$237M** of cash representing **36%** of purchase price in **<4 years** of ownership

Increased presence in strong log markets with robust HBU demand

Drove **significant improvements** in Pacific Northwest long-term sustainable yield and Douglas-fir product mix

On Track to Generate Return Well Above Underwriting Discount Rate

Rayonier

RYN 2024 INVESTOR DAY | 95

Davis Acquisition Case Study: Buy Wholesale, Sell Retail

Land Acquired in East TX
(2012)

~63K
Acres Acquired

~$88M
Purchase Price

~$1,400
Avg. Price per Acre

2013-2023 Key Actions

Maximizing Value by Opportunistically Disposing of HBU Acreage

	Acres Sold	Sale Price	$/Acre
Underwriting	~10K	~$30M	~$3,000
Realized[1]	**~16K**	**~$55M**	**~$3,400**
	+6K ACRES SOLD	**63%** OF ORIGINAL PURCHASE PRICE	**+13%** INCREASE

Additional Highlights

- ✓ **~47K acres** continue to be managed for timber, land-based solutions, non-timber, and HBU land sales
- ✓ **$10M** generated in easement income since inception
- ✓ **Significant acreage** with CCS and solar lease optionality

Opportunistic Approach of Buying Wholesale and Selling Retail to Create Shareholder Value

Rayonier

[1] As of 12/31/23.

RYN 2024 INVESTOR DAY | 96

Dionysus & Tigercat Acquisitions Case Study: Upgrading U.S. South Portfolio through Large Scale Acquisition

Highlights – Increased Presence in Strong U.S. South Markets

Nov 2022 | **Price: ~$454M** | **~138K Total Acres**

- Highly productive timberlands with 72% plantable and average site index of 73
- Improved U.S. South sustainable yield by ~11% to ~7.0M tons
- Mature age-class with average plantation age of ~18 years

Favorable KPIs vs. Other Recent Large-Scale Transactions in U.S. South



Avg. Annual EBITDA[1] per Acre
$166
$104
$160
RYN Acquisitions
Peer 1: GA/SC/AL[2]
Peer 2: NC/SC[2]



EBITDA[1] Yield
5.0%
4.0%
4.9%
RYN Acquisitions
Peer 1: GA/SC/AL[2]
Peer 2: NC/SC[2]

Future Opportunity

- Average annual harvest volume of ~725K tons over first 10 years
- Located in tensioned markets with favorable long-term pricing trends
- Additional upside from HBU real estate, CCS, and Solar
- Improves overall quality of U.S. South portfolio and adds scale in some of our strongest timber markets

Expanding Portfolio in Strong Markets with Optionality to Capture Future Upside

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations). [2] Peer 1 and Peer 2 metrics based on publicly disclosed acquisition values and public guidance provided by acquirers. RYN Acquisitions metrics reflect estimates for timber/NTI-only Adj. EBITDA (i.e., excluding Real Estate Adj. EBITDA).

Rayonier RYN 2024 INVESTOR DAY | 97

1 Source: Sewall August 2023 Investor Survey. Timberland Markets Remain Both Highly Liquid and Highly Competitive with Respect to Quality Assets 98RYN 2024 INVESTOR DAY | Private Timberland M&A Markets Remain Robust U.S. Timberland Deal Flow $M Sold # Transactions 0 10 20 30 40 50 60 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 # Transactions Avg. Reported Real Discount Rates1 Real Discount Rate Transaction Value ($M) – 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 2014 2015-16 2017-18 2019 2020 2021 2022 2023 South Pacific Northwest –

$- $500 $1,000 $1,500 $2,000 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 99RYN 2024 INVESTOR DAY | U.S. South Valuation Dynamics U.S. South Value per Acre (NCREIF) U.S. South EBITDA Multiples (NCREIF) 0x 10x 20x 30x 40x 50x 60x 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 Key Components of Timberland Returns 2.0-4.0% 4.0-5.0% 0.0-1.0% 0.5-1.5% ~2.0% ~(0.5%) 6.0-7.0% 0.0-0.5% 3.1% CAGR 39.8x Average 25-50x Multiple of EBITDA 14-17x Multiple of Total Return – Timberland Assets Trade at Relatively High EBITDA Multiples Due to Incremental Components of Return That Are Not Reflected in EBITDA Yields –

Asset Disposition Plan:
Leveraging Public vs. Private Arbitrage Opportunity

EV / EBITDA Multiple Comparison

- Rayonier's public market valuation is currently below private market valuation benchmarks
- Valuation disconnect holds across multiple geographies and benchmarks
- Rayonier announced $1B disposition initiative in Nov. 2023 to capitalize on disconnect



EV / Adjusted EBITDA
EV / Timber EBITDA
23.1x
18.2x
26.3x
20.8x
35.2x
55.3x
36.4x
Rayonier 2023E Adj. EBITDA[1] (at Announcement)[2]
Rayonier 2023A Adj. EBITDA[1] (Current)
NCREIF U.S. South 2023 EBITDA
NCREIF U.S. PNW 2023 EBITDA
NZ Appraisal 2023 Timber EBITDA

$1B Disposition Initiative

Oregon Disposition

- Sold **55,000 acres** in Southwest Oregon to Manulife Investment Management
- Generated proceeds of **$242M**, **~$4,400 per acre**

Dispositions Update

- Significant interest from well-capitalized buyers
- Currently evaluating multiple opportunities
- Continuing to identify assets that:
  - Have limited optionality for Rayonier
  - Have limited synergies with rest of portfolio
  - Have greater value to other owners
  - Will upgrade portfolio upon sale

Asset Disposition Plan Designed to Reduce Leverage and Capitalize on Public-Private Arbitrage

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations). [2] As reflected in our Shareholder Value Enhancement Initiatives presentation from November 2023.

Rayonier RYN 2024 INVESTOR DAY | 100

Update on Our Disposition Plan Key Objectives Key Disposition Criteria • Reduce leverage for higher rate environment • Capitalize on public-private valuation gap Concentrate capital in markets with • Strongest cash flow attributes • Most favorable long-term growth prospects Clear Actions in Place to Deliver on Our $1B, 18-Month Target Update on Approach by Region New ZealandU.S. PNWU.S. South 101RYN 2024 INVESTOR DAY | • Identified ~100K acres of less strategic lands suitable for disposition • Focused on maintaining HBU and land-based solutions upside • Identified 100K+ acres of less strategic lands suitable for disposition • Focused on improving residual portfolio age class and operational efficiency • Evaluating JV structure and options to maximize long-term value • Anticipate lengthier evaluation process due to JV governance structure

Key Takeaways 102RYN 2024 INVESTOR DAY | Executing a disciplined and multi-faceted approach to active portfolio management with a seasoned team of leaders 1 Proven track record of capturing significant premiums through rural HBU program 2 Demonstrated ability to take opportunistic actions as market conditions change 4Positioning portfolio to maximize optionality 3

Committed to Prudent Financial Management 103RYN 2024 INVESTOR DAY | APRIL TICE VP, Chief Accounting Officer, and Incoming CFO

104RYN 2024 INVESTOR DAY | Key Messages Building on a strong financial foundation with significant growth opportunities on the horizon 1 Continuing to optimize the balance sheet to enhance shareholder value 2 Confident that we have the right team in place to execute our strategy 4 Enabling greater stakeholder value creation through nimble and opportunistic capital allocation 3

1 Non-GAAP measure (see Appendix for definitions and RYN reconciliations). 105RYN 2024 INVESTOR DAY | Strong Through-the-Cycle Financial Performance Cash Available for Distribution1 ($M)Adj. EBITDA1 ($M) Timber Real Estate 4.5% CAGR 4.1% CAGR $118.8 $145.4 $190.5 $242.5 $151.9 $162.7 $208.0 $191.5 $163.9 2015 2016 2017 2018 2019 2020 2021 2022 2023 $267.4 $296.5 $314.2 $290.5 $337.7 $329.8 2015 2016 2017 2018 2019 2020 2021 2022 2023 $208.1 $247.8 $239.7 ~34% ~33% ~31% ~34% ~22% ~31% ~28% ~21% ~30% ~66% ~66% ~68% ~65% ~78% ~68% ~71% ~79% ~70%

106RYN 2024 INVESTOR DAY | Conservative Capitalization and Balance Sheet Management Credit / Valuation Data Credit Statistics Capitalization 12/31/23 Maturity Profile2 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2024 2025 2026 2027 2028 2029 2030+ Hedged for Term Hedged Until August 2024 $150M of remaining floating rate exposure through 2025 $150M paid down from OR sale proceeds Total Debt Cash Net Debt- =$1,373M $208M $1,165M 2023 Adjusted EBITDA1 Total Shares / OP Units Outstanding Enterprise Value $297M 151M $6.2B Net Debt / Adjusted EBITDA Net Debt / Enterprise Value 3.9x 19% 1 Non-GAAP measure (see Appendix for definitions and RYN reconciliations). 2 Excludes New Zealand minority shareholder loans. –

Committed to Maintaining Investment Grade Credit Profile

Current Credit Ratings

Investment Grade Credit Ratings

BBB- / Stable
S&P

Baa3 / Stable
Moody's

Credit Highlights

- Ongoing access to Farm Credit System
- Strong Adj. EBITDA margins
- High EBITDA-to-FCF conversion
- Significant asset coverage
- Weighted avg. cost of debt: ~2.8% / 100% fixed

Enhanced Credit Ratio Targets

Net Debt / Adj. EBITDA Target

Old	New
≤4.5x	**≤3.0x**

Net Debt / Asset Value Target

Old	New
≤30%	**≤20%**

Enhanced Targets Will Further Strengthen Balance Sheet and Provide Greater Capital Allocation Flexibility

Rayonier

RYN 2024 INVESTOR DAY | 107

1 Excludes New Zealand minority shareholder loans. Proceeds from Asset Sales Will Facilitate Debt Repayment and Maintain a Low, Fixed-Rate Cost of Debt 108RYN 2024 INVESTOR DAY | Well-Positioned to Maintain Low Cost of Debt $150 - $200 $100 $200 $200 $450 2024 2025 2026 2027 2028 2029 Thereafter Current Floating Rate Debt Debt Maturity Rayonier Debt / Interest Rate Swap Maturity Profile1 Earmarked for Near-Term Repayment Floating Rate Exposure Through 2024 $150M Through 2026 $350M Through 2028 $650M 2024 2025 2026 2027 2028 2029 Thereafter Total Debt Before Paydown $1,300 $1,150 $1,150 $950 $850 $650 $450 (-) Assumed Debt Paydown (150) – (200) (100) (200) (200) – Pro Forma Debt $1,150 $1,150 $950 $850 $650 $450 $450 Pro Forma Debt Metrics Assuming Debt Paydown at or Before Maturity Weighted Avg. Cost of Debt 2.6% 2.6% 2.6% 2.4% 2.4% 2.8% 2.8% % Fixed Rate 100% 100% 100% 100% 100% 100% 100%

Nimble Capital Allocation Approach

	Invest in Growth		Return Capital to Shareholders		Manage the Balance Sheet
	Silviculture Capex	**Acquisitions**	**Dividends**	**Share Buybacks**	**Balance Sheet**
Historical Use of Capital	**~$45M** Invested Annually	**~$2.3B** Acquisitions Completed Since 2014	**3.4%** Current Dividend Yield[2]	**4.7M** Shares Bought Back Since 2014	**~2.8%** Weighted Average Cost of Debt
Future Priorities	• Consistently invest in silviculture and regeneration with a focus on highest IRR	• Acquisitions complementary to age-class profile • Improved portfolio site index and inventory stocking	• Quarterly dividend of $0.285/share • Continue funding through recurring operations	• Opportunistic share buybacks to capture disconnects in value	• Maintain Investment Grade credit ratings • ≤3.0x Net Debt to Adj. EBITDA[1] Target Ratio

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations). [2] Based on a share price of $33.43 as of 2/23/2024 and annualized dividend of $1.14 per share.

Rayonier RYN 2024 INVESTOR DAY | 109

110RYN 2024 INVESTOR DAY | Remaining Asset Sales PROGRESS TO DATE Plan Objectives $242M Oregon Disposition $1B $1B Disposition Plan – Targeted Asset Sales • Enhance shareholder value by capturing disparity between public and private market timberland values • Enhanced credit ratio targets will further strengthen Rayonier’s balance sheet and provide greater financial flexibility amid a higher interest rate environment • Proceeds will be used to achieve new capital structure targets and return meaningful capital to shareholders Confident in Achieving Targeted Disposition Plan on Time Update on Our Shareholder Value Enhancement Initiatives

Anticipate New Disclosures Around Land-Based Solutions and Real Estate Development

Land-Based Solutions (U.S. Only)

***Target Annual Adj. EBITDA[1] Contribution** ($M)*



$10
$30
$75
2024
2027
2030

Real Estate Development

***Target Average Annual Adj. EBITDA[1,2] Contribution** ($M)*



NM
~$10
~$28
~$40
Pre-2016
2016-2020
2021-2025
2026-2030

Key Takeaways

- Ongoing commitment to transparency
- Supplemental disclosures to track progress towards targets
- Promote clarity by providing details of land-based solutions and other non-timber income
- Provide deeper insight on real estate development projects with additional financial metrics

Rayonier

[1] Non-GAAP measure (see Appendix for definitions and RYN reconciliations). [2] Assumes 50/50 split of real estate G&A between development and rural land sales activities.

RYN 2024 INVESTOR DAY | 111

112RYN 2024 INVESTOR DAY | Building on a Strong Financial Foundation Focusing on continued financial transparency Maintaining open and transparent shareholder disclosure Enhancing finance platforms for continued growth Building on past successes to better support both core businesses and growth opportunities Maintaining top finance talent Preserving the One Rayonier culture and focusing on attracting, retaining, and developing talent Key Priorities as Newly Appointed CFO Keenly Focused on Continued Operational and Financial Rigor

113RYN 2024 INVESTOR DAY | Key Takeaways Building on a strong financial foundation with significant growth opportunities on the horizon 1 Continuing to optimize the balance sheet to enhance shareholder value 2 Enabling greater stakeholder value creation through nimble and opportunistic capital allocation 3 Confident that we have the right team in place to execute our strategy 4

Closing Remarks 114RYN 2024 INVESTOR DAY | MARK McHUGH President & CFO; Incoming CEO

115RYN 2024 INVESTOR DAY | Three Strong Businesses Well-Positioned for Future Growth Timber Real Estate Land-based Solutions High Quality Timberlands in Superior Markets Focused on Responsible Stewardship Favorable Long-Term Demand Outlook for Wood Fiber Uniquely Positioned Given Footprint and Scale in the U.S. South Well-Positioned to Capture Growing Market Demand Entitled Landholdings Provide Differentiated Opportunity Established Platform with Competitive Advantages Growing Pipeline of High-Value Opportunities Low-Carbon Economy = Additional and Alternative Land Uses

116RYN 2024 INVESTOR DAY | How We Will Win – Our Sustainable Competitive Advantages Pure-Play Timber REIT Best-in-Class Timberland Portfolio Nimble Capital Allocation Approach Differentiated Real Estate Platform Organization Aligned with Strategy Transformative Growth in Land- Based Solutions

117RYN 2024 INVESTOR DAY | Grow renewable forest products Create inspirational places Deliver innovative land-based solutions To realize the full potential of our land resources in meeting the needs of society.

118RYN 2024 INVESTOR DAY | Appendix

119RYN 2024 INVESTOR DAY | Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, costs related to shareholder litigation, the gain on foreign currency derivatives, operating income (loss) attributable to noncontrolling interests in Timber Funds, timber write-offs resulting from casualty events, costs related to the merger with Pope Resources, the gain on investment in Timber Funds, Fund II timberland dispositions, the gain associated with the multi- family apartment complex sale attributable to noncontrolling interests and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes the impact of specific items that management believes are not indicative of the Company’s ongoing operating results. Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments), CAD attributable to noncontrolling interests in Timber Funds, and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common stock dividends, distributions to Operating Partnership unitholders, distributions to noncontrolling interests, repurchase of the Company's common shares, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods. Costs related to shareholder litigation is defined as expenses incurred as a result of the shareholder litigation, shareholder derivative demands and Rayonier's response to an SEC subpoena. See Note 10 - Contingencies of Item 8 - Financial Statements and Supplementary Data in the Company’s 2018 Annual Report on Form 10-K. Gain associated with the multi-family apartment sale attributable to NCI represents the gain recognized in connection with the sale of property by the Bainbridge Landing joint venture attributable to noncontrolling interests. Gain on foreign currency derivatives is the gain resulting from the foreign exchange derivatives the Company used to mitigate the risk of fluctuations in foreign exchange rates while awaiting the capital contribution to the New Zealand subsidiary. Fund II Timberland Dispositions represent the disposition of Fund II Timberland assets, which we managed and owned a co-investment stake in. Fund II Timberland Dispositions attributable to Rayonier represent the proportionate share of Fund II Timberland Dispositions that are attributable to Rayonier. Gain on investment in Timber Funds reflects the gain recognized on Fund II carried interest incentive fees as well as the gain recognized on the sale of Timber Funds III & IV. Costs related to the merger with Pope Resources include legal, accounting, due diligence, consulting and other costs related to the merger with Pope Resources. Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not reflect a demonstrable premium relative to timberland value. Net Debt is calculated as total debt less cash and cash equivalents. Timber write-offs resulting from casualty events include the write-off and adjustments of merchantable and pre-merchantable timber volume damaged by casualty events that cannot be salvaged. Net recovery on legal settlements reflects net proceeds received from litigation regarding insurance claims. Definitions of Non-GAAP Measures and Pro Forma Items

120RYN 2024 INVESTOR DAY | Reconciliation of Net Debt ($ in millions) Q4 2023 Current maturities of long-term debt — Long-term debt, net of deferred financing costs and unamortized discounts 1,365.8 Plus - deferred financing costs 4.2 Plus - unamortized discounts 2.8 Total Debt (Principal Only) $1,372.7 Cash and cash equivalents 207.7 Net Debt $1,165.0

Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment

($ in millions)	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
2023								
Operating income (loss)	**$76.3**	**($9.0)**	**$26.0**	**—**	**$156.6**	**$0.5**	**($39.1)**	**$211.3**
Timber write-offs resulting from a casualty event[1]	—	—	2.3	—	—	—	—	2.3
Large Dispositions[1]	—	—	—	—	(105.1)	—	—	(105.1)
Depreciation, depletion & amortization	80.0	36.9	21.7	—	18.0	—	1.7	158.2
Non-cash cost of land and improved development	—	—	—	—	29.8	—	—	29.8
Adjusted EBITDA[1]	**$156.2**	**$27.9**	**$50.0**	**—**	**$99.3**	**$0.5**	**($37.4)**	**$296.5**
2022								
Operating income	**$96.6**	**$15.2**	**$30.6**	**—**	**$58.5**	**$0.4**	**($35.5)**	**$165.8**
Depreciation, depletion & amortization	60.3	48.0	23.9	—	13.9	—	1.3	147.3
Non-cash cost of land and improved development	—	—	—	—	28.4	—	—	28.4
Gain associated with the multi-family apartment sale attributable to NCI[1]	—	—	—	—	(11.5)	—	—	(11.5)
Timber write-offs resulting from a casualty event[1]	—	0.7	—	—	—	—	—	0.7
Large Dispositions[1]	—	—	—	—	(16.6)	—	—	(16.6)
Adjusted EBITDA[1]	**$156.9**	**$63.9**	**$54.5**	**—**	**$72.7**	**$0.4**	**($34.2)**	**$314.2**
2021								
Operating income	**$66.1**	**$6.8**	**$51.5**	**$63.3**	**$112.5**	**$0.1**	**($30.6)**	**$269.8**
Depreciation, depletion & amortization	54.1	50.5	27.0	2.4	7.9	—	1.2	143.2
Non-cash cost of land and improved development	—	—	—	—	25.0	—	—	25.0
Operating income attributable to NCI in Timber Funds	—	—	—	(45.6)	—	—	—	(45.6)
Gain on investment in Timber Funds[1]	—	—	—	(7.5)	—	—	—	(7.5)
Fund II Timberland Dispositions attributable to Rayonier[1]	—	—	—	(10.3)	—	—	—	(10.3)
Large Dispositions[1]	—	—	—	—	(44.8)	—	—	(44.8)
Adjusted EBITDA[1]	**$120.2**	**$57.3**	**$78.5**	**$2.3**	**$100.7**	**$0.1**	**($29.4)**	**$329.8**

Rayonier

[1] Non-GAAP measure or pro-forma item.

RYN 2024 INVESTOR DAY | 121

Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment (Cont'd)

($ in millions)	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
2020								
Operating income (loss)	**$41.3**	**($10.0)**	**$30.0**	**($13.2)**	**$72.0**	**($0.5)**	**($45.2)**	**$74.4**
Depreciation, depletion & amortization	61.8	47.1	25.0	1.6	17.7	—	1.4	154.7
Non-cash cost of land and improved development	—	—	—	—	30.4	—	—	30.4
Operating loss attributable to NCI in Timber Funds	—	—	—	11.6	—	—	—	11.6
Timber write-offs resulting from casualty events attributable to Rayonier[1]	6.0	—	—	1.8	—	—	—	7.9
Costs related to the merger with Pope Resources[1]	—	—	—	—	—	—	17.2	17.2
Large Dispositions[1]	—	—	—	—	(28.7)	—	—	(28.7)
Adjusted EBITDA[1]	**$109.1**	**$37.1**	**$55.0**	**$1.8**	**$91.4**	**($0.5)**	**($26.6)**	**$267.4**
2019								
Operating income (loss)	**$57.8**	**($12.4)**	**$48.0**	—	**$38.7**	—	**($25.1)**	**$107.0**
Depreciation, depletion & amortization	61.9	29.2	27.8	—	8.2	—	1.2	128.2
Non-cash cost of land and improved development	—	—	—	—	12.6	—	—	12.6
Adjusted EBITDA[1]	**$119.7**	**$16.7**	**$75.8**	—	**$59.5**	—	**($23.9)**	**$247.8**
2018								
Operating income	**$44.2**	**$8.1**	**$62.8**	—	**$76.2**	**$1.0**	**($22.3)**	**$170.1**
Depreciation, depletion & amortization	58.6	32.8	28.0	—	23.6	—	1.2	144.1
Non-cash cost of land and improved development	—	—	—	—	23.6	—	—	23.6
Adjusted EBITDA[1]	**$102.8**	**$40.9**	**$90.8**	—	**$123.4**	**$1.0**	**($21.1)**	**$337.7**
2017								
Operating income	**$42.2**	**$1.1**	**$57.6**	—	**$130.9**	**$4.6**	**($20.9)**	**$215.5**
Depreciation, depletion & amortization	49.4	32.0	27.5	—	17.9	—	0.8	127.6
Non-cash cost of land and improved development	—	—	—	—	13.7	—	—	13.7
Costs related to shareholder litigation[1]	—	—	—	—	—	—	0.7	0.7
Large Dispositions[1]	—	—	—	—	(67.0)	—	—	(67.0)
Adjusted EBITDA[1]	**$91.6**	**$33.1**	**$85.1**	—	**$95.5**	**$4.6**	**($19.4)**	**$290.5**

Rayonier

[1] Non-GAAP measure or pro-forma item.

RYN 2024 INVESTOR DAY | 122

123RYN 2024 INVESTOR DAY | Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment (Cont’d) 2016 Operating income (loss) $43.1 ($4.0) $33.0 — $202.4 $2.0 ($20.8) $255.8 Depreciation, depletion & amortization 49.8 25.2 23.4 — 16.3 — 0.4 115.1 Non-cash cost of land and improved development — — — — 11.7 — — 11.7 Costs related to shareholder litigation1 — — — — — — 2.2 2.2 Gain on foreign currency derivatives1 — — — — — — (1.2) (1.2) Large Dispositions1 — — — — (143.9) — — (143.9) Adjusted EBITDA1 $92.9 $21.2 $56.5 — $86.6 $2.0 ($19.4) $239.7 2015 Operating income $46.7 $6.9 $1.6 — $45.5 $1.2 ($24.1) $77.8 Depreciation, depletion & amortization 54.3 14.8 25.5 — 18.7 — 0.4 113.7 Non-cash cost of land and improved development — — — — 12.5 — — 12.5 Costs related to shareholder litigation1 — — — — — — 4.1 4.1 Adjusted EBITDA1 $101.0 $21.7 $27.1 — $76.7 $1.2 ($19.6) $208.1 ($ in millions) Southern Timber Pacific Northwest Timber New Zealand Timber Timber Funds Real Estate Trading Corporate and Other Total 1 Non-GAAP measure or pro-forma item.

124RYN 2024 INVESTOR DAY | Reconciliation of Cash Provided by Operating Activities to Cash Available for Distribution ($ in millions) 2015 2016 2017 2018 2019 2020 2021 2022 2023 Cash provided by operating activities $177.2 $203.8 $256.3 $310.1 $214.3 $204.2 $325.1 $269.2 $298.4 Working capital and other balance sheet changes (1.1) 0.3 (0.5) (5.3) 1.6 10.6 (28.2) (2.9) (32.4) Net recovery on legal settlements — — — — — — — — (20.7) Costs related to the merger with Pope Resources — — — — — 17.2 — — — Cash Available for Distribution attributable to NCI in Timber Funds — — — — — (2.8) (12.9) — — Capital Expenditures (57.3) (58.7) (65.3) (62.3) (64.0) (66.5) (76.0) (74.8) (81.4) Cash Available for Distribution $118.8 $145.4 $190.5 $242.5 $151.9 $162.7 $208.0 $191.5 $163.9 Note: Reconciliation includes non-GAAP measures and pro-forma items.

Enterprise Value to Adjusted EBITDA Multiple Calculations

($ in millions, except per share and per acre amounts)	Rayonier	NCREIF U.S. South	NCREIF U.S. South	NCREIF U.S. PNW	NCREIF U.S. PNW	Appraisal New Zealand	Appraisal New Zealand
	2023 Actual	2023 EBITDA	5-Yr Average	2023 EBITDA	5-Yr Average	2023 Actual[1]	5-Yr Average[1]
Timber Segment(s)	$234.6	—	—	—	—	$27.6	$51.2
Real Estate	99.3	—	—	—	—	—	—
(-) Corporate / Other	(37.4)	—	—	—	—	—	—
Total Adjusted EBITDA[2]	**$296.5**	—	—	—	—	$27.6	$51.2
Period Average Acres	2,649	—	—	—	—	297	296
EBITDA per Acre	**NM**	**$60.7**	**$53.3**	**$59.6**	**$86.2**	**$92.9**	**$173.0**
Valuation							
Share Price @ 2/21/2024	$33.26	NA	NA	NA	NA	NA	NA
Shares and Units Outstanding @ 12/31/2023 (MMs)	150.7	NA	NA	NA	NA	NA	NA
Equity Market Capitalization	**$5,014**	**—**	**—**	**—**	**—**	**—**	**—**
(+) Net Debt[2]	1,165	—	—	—	—	—	—
Enterprise Value / Index Value / Appraisal[3]	**$6,179**	**$17,478**	**$15,817**	**$6,931**	**$6,229**	**$1,005**	**$1,005**
Implied Value per Acre[3]	**NM**	**$2,137**	**$2,137**	**$3,296**	**$3,296**	**$3,384**	**$3,384**
EV / EBITDA Multiples							
Enterprise Value / Adjusted EBITDA[2]	20.8x	35.2x	40.1x	55.3x	38.2x	36.4x	19.6x
Enterprise Value / Timber EBITDA[2,4]	26.3x	35.2x	40.1x	55.3x	38.2x	36.4x	19.6x

[1] Excludes contribution from carbon credits. [2] Non-GAAP measure. [3] NCREIF values based on ending market value as of Q4-2023. New Zealand appraisal value as of 12/31/23 based on Matariki Forestry Group appraisal prepared for compliance with statutory financial reporting requirements. [4] Enterprise Value to Timber EBITDA is intended to capture implied trading multiple of Timber Segments EBITDA for better comparison to private market benchmarks. Enterprise Value is not adjusted for any allocation of value to HBU real estate / development portfolio.

Rayonier

RYN 2024 INVESTOR DAY | 125

126RYN 2024 INVESTOR DAY | Speaker Bios

Dave Nunes CEO Dave has more than three decades of timber industry experience, and today serves as Chief Executive Officer. Dave joined Rayonier in June 2014 as Chief Operating Officer, and shortly thereafter assumed the additional role of President and CEO following Rayonier’s spin-off of its Performance Fibers business. Prior to joining Rayonier, he served as President and CEO of Pope Resources/Olympic Resource Management from 2002 to 2014. He joined Pope Resources in 1997 as director of portfolio management, working with third-party investors and timberland owners to develop and manage timberland investment portfolios. The following year, he was named Vice President of Portfolio Development, and then served two years as Senior Vice President of Acquisitions and Portfolio Development before being named President and COO in 2000. Previously, Dave spent nine years with Weyerhaeuser Company, joining the organization in 1988 as a business analyst and advancing through a number of leadership roles to become Director of Corporate Strategic Planning. During his time with Weyerhaeuser, he gained extensive experience involving export log sales and marketing, timberland acquisitions, mergers and acquisitions, and capital planning. Dave began his career in the forest products industry in 1979 with the Seattle-Snohomish Mill Company where he worked in both sawmill operations and lumber sales capacities. Dave serves as a trustee on the Pomona College Board of Trustees, a trustee on the Episcopal School of Jacksonville Board of Trustees, and as a director of the Forest History Society. He holds a Bachelor of Arts in Economics from Pomona College and an MBA from the Tepper School of Business at Carnegie Mellon University. 127RYN 2024 INVESTOR DAY |

128RYN 2024 INVESTOR DAY | Mark McHugh President and CFO; Incoming CEO Mark was appointed President and Chief Financial Officer in January 2023, having previously served as Senior Vice President and Chief Financial Officer since joining Rayonier in December 2014. Mark has over 20 years of experience in finance and capital markets, focused primarily on the forest products and REIT sectors. He joined Rayonier from Raymond James, where he served as Managing Director in the firm’s Real Estate Investment Banking group, responsible for the firm’s timberland and agriculture sector coverage. Prior to Raymond James, Mark worked in the Investment Banking division of Credit Suisse in New York and Los Angeles from 2000 to 2008, focused on the paper and forest products sectors. Throughout his career, Mark has provided a wide range of strategic and financial counsel to various publicly traded paper, forest products, and real estate companies. Mark holds a B.S.B.A in Finance from the University of Central Florida and a JD from Harvard Law School.

129RYN 2024 INVESTOR DAY | Doug Long EVP, Chief Resource Officer Doug was appointed EVP and Chief Resource Officer in January 2023. In this position, Doug oversees Rayonier’s global forestry operations, as well as emerging business opportunities associated with nature-based solutions. Doug joined Rayonier in 1995 as a GIS Forestry Analyst and has held multiple positions of increasing responsibility within the forestry division. From 2003 to 2007, he was a Forest Services Mgr. and a Regional Mgr. in Rayonier’s NZ operations. In 2007, he returned to the U.S., where he served as the SW Resource Unit Leader in Lufkin, TX. In March 2014, Doug was promoted to Director, Atlantic Region, U.S. Forest Resources responsible for all land management, resource development, and timber marketing operations within the region. In November 2014, he was promoted to VP, U.S. Forest Operations responsible for all forestry operations in the U.S., and in February 2018, was promoted to SVP, Forest Resources responsible for Rayonier’s U.S. and NZ forestry operations. Doug currently serves as the Vice Chair of the Forest Resources Association, as well as the Vice Chair of the International Sustainable Forest Coalition. Doug holds a Bachelor and Master’s degree in Forest Resources and Conservation from the University of Florida.

130RYN 2024 INVESTOR DAY | Chris is a veteran real estate executive with more than three decades of experience in mixed-use, master planned community development. Chris joined Rayonier in July of 2013 as Senior Vice President, Real Estate Development and President of Raydient LLC. Prior to joining Rayonier, he was Executive Vice President, Buildings and Places for AECOM, a global provider of technical and management support services, including real estate planning and development. Chris previously served as Executive Vice President and Chief Strategy Officer of The St. Joe Company. He was also a key project leader for Disney, playing a significant role in developing the Town of Celebration, Florida. Chris is also a former member of the Florida House of Representatives. Chris presently serves on the Board of Trustees of the University of Florida, as President of the University of Florida Athletic Association Inc., as the Past-Chair of the Board of Directors of the Florida Council of 100 Inc., and on the Board of Directors of the Property and Environment Research Center Inc. Chris holds a Bachelor of Arts degree from the University of Florida and has completed programs at the Harvard Real Estate Institute and the Wharton School of Business at the University of Pennsylvania. Chris Corr SVP, Real Estate Development, and President of Raydient

131RYN 2024 INVESTOR DAY | Rhett Rogers SVP, Portfolio Management Rhett was appointed SVP, Portfolio Management in March 2023, having previously served as Vice President, Portfolio Management since February 2017. In this position, he oversees Rayonier’s land acquisition and disposition activities, rural and HBU land sales, and land information services. He joined Rayonier in 2001 as a District Technical Forester and has held numerous roles of increasing responsibility. From 2005 to 2007 he was a Timberland Acquisitions Supervisor in Hoquiam, Washington. In 2007, he was promoted to Resource Unit Leader of Rayonier’s Coastal Resource Unit based in Yulee, Florida. Rhett served as Director, Land Asset Management from August 2014 until February 2017. Rhett holds a Bachelor of Science in Forestry from Louisiana Tech University, and both an MBA and an MS in Forest Resources from Mississippi State University.

132RYN 2024 INVESTOR DAY | April Tice VP, Chief Accounting Officer; Incoming CFO April Tice was appointed Vice President and Chief Accounting Officer in April 2021, having previously served as Vice President, Financial Services and Corporate Controller. April joined Rayonier in 2010 and has held multiple positions of increasing responsibility within the finance and accounting departments. Prior to joining Rayonier, she was an Audit Manager at Deloitte & Touche. April holds a Bachelor of Fine Arts from Florida State University and a Master of Accountancy with a tax concentration from the University of North Florida and is a Certified Public Accountant in the State of Florida.